UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CASELLA WASTE SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Jeffrey A. Stein Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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Casella Waste Systems, Inc., a Delaware corporation (“Casella” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2015 Annual Meeting of Stockholders to be held on Friday, November 6, 2015, and at any and all adjournments or postponements thereof (the “2015 Annual Meeting”). On September 22, 2015, Casella filed with the SEC its definitive proxy statement and accompanying definitive WHITE proxy card in connection with its solicitation of proxies to be used at the 2015 Annual Meeting.

Letter to Stockholders First Used on October 30, 2015

Attached hereto is a letter dated November 2, 2015 that Casella started distributing to stockholders beginning on October 30, 2015 (after the SEC was closed for the acceptance of same-day filings that are made via EDGAR) in which Casella (i) discusses the reports issued by three independent proxy advisory firms, Institutional Shareholder Services Inc. (ISS), Egan-Jones and Proxy Mosaic, recommending that Casella stockholders vote the WHITE proxy card FOR ALL three of Casella’s director nominees –John W. Casella, William P. Hulligan and James E. O’Connor – standing for election at the 2015 Annual Meeting; and (ii) makes other comments in connection with the proxy contest by JCP Investment Partnership, LP (“JCP”) and the other participants in its solicitation with respect to the 2015 Annual Meeting. As previously announced, JCP and the other participants in its solicitation are pursuing a proxy contest to elect two nominees to the Casella Board of Directors at the 2015 Annual Meeting.

Important Information And Where To Find It

Casella, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Casella’s stockholders in connection with the matters to be considered at Casella’s 2015 Annual Meeting of Stockholders. On September 22, 2015, Casella filed a definitive proxy statement and accompanying definitive WHITE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from Casella stockholders in connection with the matters to be considered at Casella’s 2015 Annual Meeting of Stockholders. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in such definitive proxy statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY CASELLA WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement, the accompanying definitive WHITE proxy card, and any other documents filed by Casella with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Investor Relations section of Casella’s corporate website at www.casella.com, by writing to Casella’s Corporate Secretary at Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, VT 05701, or by calling Casella’s Corporate Secretary at (802) 772-2257.

LETTER TO STOCKHOLDERS DATED NOVEMBER 2, 2015

VOTE THE WHITE PROXY CARD FOR

ALL OF CASELLA’S HIGHLY QUALIFIED BOARD NOMINEES

November 2, 2015

THREE INDEPENDENT PROXY ADVISORY FIRMS RECOMMEND THAT STOCKHOLDERS

VOTE THE WHITE PROXY CARD FOR ALL OF CASELLA’S DIRECTOR NOMINEES

Dear Fellow Casella Stockholder:

We are extremely pleased to inform you that, earlier this week, two more independent and very reputable proxy advisory firms, Egan-Jones and Proxy Mosaic, joined Institutional Shareholder Services Inc. (“ISS”) in recommending that Casella stockholders vote the WHITE proxy card FOR ALL three of Casella’s highly qualified and very experienced director nominees –

John W. Casella, William P. Hulligan and James E. O’Connor – standing for election at the 2015 Annual Meeting.

For months, we have been communicating with you and sharing with you, in our own words, the substantial progress we have made over the past two and a half years in improving our financial and operating performance, refreshing our board of directors, enhancing our corporate governance practices and pursuing strategic initiatives to drive increased stockholder value. Now, three leading independent proxy advisory firms - ISS, Egan-Jones and Proxy Mosaic - have issued reports indicating that they have carefully considered Casella’s substantial progress over the past two and half years and, after carefully comparing the voting alternatives, all came to the same conclusion - that Casella stockholders should vote the WHITE proxy card FOR ALL three of Casella’s highly qualified and very experienced director nominees. Here, in their own words, is what three leading independent proxy advisory firms - ISS, Egan-Jones and Proxy Mosaic - are saying about Casella in support of their recommendation that Casella stockholders should vote the WHITE proxy card FOR ALL three of Casella’s highly qualified and very experienced director nominees

Proxy Mosaic noted the following in its October 28, 2015 report:

Questioning the ultimate goals of JCP, Proxy Mosaic noted:

•	“Perhaps the most remarkable aspect of JCP’s plan for Casella is precisely how unremarkable it is. Its ‘100-day plan’ reads like a laundry list of steps that the Company has taken or will take as part of its 2012 transformation. JCP proposes that the Company ‘review underperforming landfills and collections operations’; the Company has already begun ‘reposition[ing] assets and improve[ing] operations,’ while ‘focus[ing] on operational efficiency programs.’ JCP’s suggestion that the Company ‘seek ways to de-lever the business immediately’ is not dissimilar to the Company’s own efforts to reduce risk, improve the balance sheet, and increase cash flows. JCP maintains that a vote for its nominees is ‘not a vote against the current business plan.’ That much is obvious, but it raises an important question: what exactly is a vote for JCP’s nominees for?” [Emphasis Added]

•	“With recent shareholder returns indicating that Management’s strategic transformation has been largely successful, we are left wondering: What exactly is JCP’s end-game here? If its goal is to instill corporate governance changes, the Company has responded by reconstituting its board and implementing many corporate governance ‘best practices’; if its goal is to drive operational change, we would point out that the Company’s new pricing strategy has already begun to expand margins, and macroeconomic conditions may create additional opportunities to enhance profitability in the future. There is still a long way to go before the transformation can be said to have been fully effectuated, but evolution, not revolution, should be the goal here.”

Additionally, Proxy Mosaic recognized Casella’s recent financial and operating achievements. Proxy Mosaic noted:

•	“The Company, on the other hand, boasts strong progress that has been made since it redirected its strategy and reshuffled its management team in December 2012. The Company made a number of changes – some of which have been very recent – that have begun to deliver value. Though the changes initially took some time to bear fruit, the Company’s share price has been on a tear recently, handily beating its peers and the market as a whole.”

Proxy Mosaic also took note of Casella’s belief that JCP’s nominees would not add any value to the Board. Proxy Mosaic indicated:

•	“Frankly, we see little value in adding yet another director with waste management to the Board in Brett Frazier. While Mr. Frazier is certainly well-qualified, the Board is already well-stocked with industry expertise.”

Commenting on why it believed that Mr. Pappas’ election to the Board could be potentially harmful to Casella, Proxy Mosaic noted:

•	“[W]e believe that his election to the Board could potentially disrupt the execution of Management’s strategic plan.”

•	“Ultimately, we believe that Mr. Pappas’s election would present a substantial risk, and one that is not outweighed by the quality of his credentials. The Board and Management are beginning to demonstrate that they do in fact have the capacity to deliver long-term value to shareholders, and we believe that they should be given the opportunity to continue to execute on the plan that has already yielded promising results.”

•	“The choice, in our view, is a fairly clear one; the election of the Dissident simply presents an unacceptable risk of disrupting the current plan, which is thoughtfully designed and has been efficiently executed in a way that has been and should continue to be value-accretive for shareholders.”

Egan-Jones noted the following in its October 27, 2015 report:

•	“Voting FOR management’s nominees and voting FOR management’s proposals on the WHITE proxy card is in the best interest of Casella and its stockholders”

•	“JCP has made an insufficient case to warrant the election of its nominees to Casella’s Board of Directors;

•	Casella has continued to execute well against its key strategies and is driving improved financial performance”

•	“Casella’s Board is composed of nine highly-qualified and experienced directors, seven of whom are independent, and boasts a broad and diverse set of skills and experiences in the areas of solid waste collection, recycling, disposal services, operations, accounting, finance, mergers and acquisitions, capital markets, capital allocation, capital structure, risk management, and strategic planning”

ISS noted the following in its October 24, 2015 report:

•	“The dissident [JCP] has not made a compelling case that further change to the board continues to be warranted at this time.”

•	“The two most recent additions [William P. Hulligan and James E. O’Connor], both within the past year, appear to reflect the board’s commitment to chart a new course, in part, by adding credible industry expertise to the independent directors.”

VOTE THE WHITE PROXY CARD TODAY!	2

•	“The current board appears to have made meaningful effort to put the company back onto a more promising path, including through reshuffling management, reassessing pricing structures, divesting underperforming assets, cost controls and focus on operational efficiency. Casella’s most recent financial results also appear to support the board’s assertions that its strategy is yielding improvements.”

•	“The risk of derailing the recent improvements overseen by the current board appears to outweigh the potential benefits of injecting additional, but potentially duplicative new perspective to the board.”

The recommendation from all three independent and very reputable proxy advisory firms that our stockholders should vote the WHITE proxy card for all our highly qualified and very experienced director nominees is another example of how third parties are taking notice of the progress that Casella is continuing to make in charting a new course and demonstrating improvements in its financial and operating performance.

SUPPORT YOUR BOARD’S HIGHLY QUALIFIED NOMINEES BY VOTING THE WHITE PROXY CARD TODAY

The upcoming Annual Meeting, which is only days away, is a significant event that could determine the future of Casella. Your vote is crucial – no matter how many shares you own – please vote today.

Whether or not you plan to attend the Annual Meeting, we urge you to sign, date and return the WHITE proxy card you recently received and vote FOR ALL your Board’s highly qualified and very experienced nominees – John W. Casella, William P. Hulligan and James E. O’Connor. You may also vote by telephone or Internet by following the instructions on the WHITE proxy card.

We also urge you to discard any proxy card or voting instruction form you may receive from JCP. Even a WITHHOLD vote with respect to JCP’s nominees on its proxy card will cancel any proxy previously given to Casella. If you previously signed a proxy card sent to you by JCP, you can revoke that proxy card and vote for your Board’s recommended nominees by voting a new WHITE proxy card. Only your latest-dated proxy card will count. Your Board encourages you to vote each WHITE proxy card you receive.

On behalf of your Board of Directors, we thank you for your continued support of Casella and hope to see you at next week’s Annual Meeting of Stockholders.

Sincerely,

John W. Casella Chairman & CEO	James E. O’Connor Lead Independent Director

VOTE THE WHITE PROXY CARD TODAY!	3

If you have any questions, require additional copies of Casella’s proxy materials or need assistance in voting your WHITE proxy card, please contact our proxy solicitor at the phone numbers or email listed below:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect) or Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

Forward-Looking Statements

Certain matters discussed in this letter, including, but not limited to, the statements regarding preliminary financial results, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. Similarly, statements that describe the objectives, plans or goals of Casella are forward-looking. Such forward-looking statements include, but are not limited to, statements regarding the anticipated proxy contest by JCP Investment Management, LLC and the other participants in its solicitation, Casella’s initiatives to improve Casella’s performance and increase its growth and profitability, Casella’s future operational and financial performance, Casella’s actions taken or contemplated to enhance its long-term prospects and enhance value for its stockholders, Casella’s efforts to execute on and implement its strategic plan, Casella’s plans to simplify its business structure, Casella’s actions taken or contemplated with respect to corporate and board governance, Casella’s plans to improve its cash flows and reduce its risk exposure by divesting or closing operations that do not fit within its core strategy, Casella’s plans to strengthen its balance sheet, promote financial flexibility and position Casella to achieve its target growth trajectory and Casella’s plans to achieve its three (3) year financial objectives and to drive additional value creation for the benefit of all its stockholders. These forward-looking statements are based on current expectations, estimates, forecasts and projections and management’s current beliefs and assumptions and, accordingly, are not guarantees of future performance. Such forward-looking statements, and all phases of Casella’s operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in Casella’s forward-looking statements. There are a number of important risks and uncertainties that could cause Casella’s actual events to differ materially from those indicated or implied by such forward-looking statements. These additional risks and uncertainties include, without limitation, risks related to the actions of JCP and other activist stockholders, including the amount of related costs incurred by Casella and the disruption caused to Casella’s business activities by these actions and those risks detailed in Item 1A, “Risk Factors” in Casella’s Form 10-KT for the transition period ended December 31, 2014, in its Form 10-Q for the quarterly period ended September 30, 2015 and in its subsequent filings with the Securities and Exchange Commission (“SEC”). Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Casella undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Important Information And Where To Find It

Casella, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Casella’s stockholders in connection with the matters to be considered at Casella’s 2015 Annual Meeting of Stockholders. On September 22, 2015, Casella filed a definitive proxy statement and accompanying definitive WHITE proxy card with the SEC in connection with the solicitation of proxies from Casella stockholders in

VOTE THE WHITE PROXY CARD TODAY!	4

connection with the matters to be considered at Casella’s 2015 Annual Meeting of Stockholders. Information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in such definitive proxy statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED BY CASELLA WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement, the accompanying definitive WHITE proxy card, and any other documents filed by Casella with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at the Investor Relations section of Casella’s corporate website at www.casella.com, by writing to Casella’s Corporate Secretary at Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, VT 05701, or by calling Casella’s Corporate Secretary at (802) 772-2257.

VOTE THE WHITE PROXY CARD TODAY!	5